Exhibit 10.4
Execution Version

INTERCREDITOR AGREEMENT
Dated as of September 17, 2009
among
BANK OF AMERICA, N.A.,
as Revolving Loan Administrator,
BANK OF AMERICA, N.A.,
as Term Loan Administrator and
BANK OF AMERICA, N.A.,
as Collateral Agent
and Acknowledged and Agreed to by
KAMAN CORPORATION
and
CERTAIN SUBSIDIARIES

-i-

INTERCREDITOR AGREEMENT
     This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of September 17, 2009, is by and among the Bank of America, N.A. (“Bank of America”), as administrator for the Revolving Loan Lenders (the “Revolving Loan Administrator”), Bank of America, as administrator for the Term Loan Lenders (the “Term Loan Administrator”) and Bank of America, as collateral agent under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Collateral Documents and this Agreement (the “Collateral Agent”), and acknowledged by the Loan Parties (as defined below). Capitalized terms used in this Agreement have the meanings ascribed in Section 1.1.
     WHEREAS, Kaman Corporation, (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “Revolving Loan Borrower” and collectively the “Revolving Loan Borrowers”), each Revolving Loan Lender from time to time party thereto (each a “Revolving Loan Lender”), the Revolving Loan Administrator, Bank of America and Bank of Nova Scotia (“Nova Scotia”), each as a Co-Administrative Agent for the Revolving Loan Lenders (individually in such capacity, a “Revolving Loan Co-Administrative Agent” and collectively, the “Revolving Loan Co-Administrative Agents”), RBS Citizens National Association, as Syndication Agent, and Bank of America, as collateral agent for the Revolving Secured Parties, are parties to the Revolving Credit Agreement dated as of September 17, 2009 (the “Revolving Credit Agreement”), pursuant to which the Revolving Loan Lenders may from time to time make Revolving Loans and issue Letters of Credit; and
     WHEREAS, the Company (the “Term Loan Borrower”, and together with the Revolving Loan Borrowers, the “Borrowers”), each Term Loan Lender from time to time party thereto (each a “Term Loan Lender”), the Term Loan Administrator, Bank of America and Nova Scotia, each as a Co-Administrative Agent for the Term Loan Lenders (individually in such capacity, a “Term Loan Co-Administrative Agent” and collectively, the “Term Loan Co-Administrative Agents”, and together with the Revolving Loan Co-Administrative Agents, the “Co-Administrative Agents”), and Bank of America, as collateral agent for the Term Secured Parties are parties to the Amended and Restated Term Loan Credit Agreement dated as of September 17, 2009 (“Term Loan Credit Agreement”), pursuant to which the Term Loan Lenders amended and restated term loans originally made to the Company on October 29, 2008; and
     WHEREAS, pursuant to the Collateral Documents, certain of the Loan Parties are granting to Bank of America, in its capacity as Collateral Agent, for the benefit of the Senior Secured Parties, liens upon and security interests in the Collateral to secure the Senior Obligations; and
     WHEREAS, pursuant to the Guarantees, certain of the Loan Parties have guaranteed the Senior Obligations; and

     WHEREAS, the Revolving Loan Lenders and the Term Loan Lenders (including in their capacities as potential Hedge Banks, Cash Management Banks or Line Banks, as applicable) have, pursuant to the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively, appointed Bank of America as their agent with respect to the Collateral; and
     WHEREAS, the Revolving Loan Lenders, the Term Loan Lenders, and the Collateral Agent desire to agree to certain priorities for the payments of the Senior Obligations under certain circumstances;
     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.
DEFINITIONS
     1.1. Defined Terms. As used in this Agreement, the following capitalized terms shall have the following meanings:
     “Agreement” has the meaning specified in the recitals.
     “Bank of America” has the meaning specified in the recitals.
     “Bankruptcy Event” means an event described in Section 8.01(g) of the Revolving Credit Agreement or 7.1(g) of the Term Loan Credit Agreement.
     “Borrowers” has the meaning specified in the recitals.
     “Cash Collateralize” has the meaning ascribed thereto in each of the Revolving Credit Agreement and Term Loan Credit Agreement, respectively.
     “Cash Equivalents” has the meaning specified in each of the Revolving Credit Agreement and Term Loan Credit Agreement, respectively.
     “Cash Management Bank” has the meaning ascribed thereto in each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.
     “Co-Administrative Agents” has the meaning ascribed thereto in the recitals.
     “Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Collateral” means collectively, all of the personal property, now owned or hereafter existing or acquired by any Loan Party, or in which any Loan Party has any right, title or interest, with respect to which a lien is purported to be granted to the Collateral Agent for the benefit of any of the Senior Secured Parties under any Collateral Document, and any amounts received by the Collateral Agent or any Senior Secured Party from the exercise of any rights of set-off or banker’s lien (whether by law, contract or otherwise) with respect to any Loan Party.

     “Collateral Agent” has the meaning specified in the recitals.
     “Collateral Documents” means the “Collateral Documents” as such term is defined in each Credit Agreement, together with any other agreement, document or instrument in effect on the date hereof or executed by any Loan Party after the date hereof, under which such Loan Party has granted a lien upon, or security interest in, any property or assets to the Collateral Agent to secure all, or any part of, the Senior Obligations, all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith.
     “Collateral Security Account” has the meaning specified in Section 2.1.
     “Commitment” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “Credit Agreement” or “Credit Agreements” means each of the Revolving Credit Agreement and the Term Loan Credit Agreement.
     “Domestic Subsidiary Guarantee” has the meaning ascribed thereto in each Credit Agreement.
     “Event of Default” has the meaning ascribed thereto in each Credit Agreement, as the case may be.
     “Guarantee” or “Guarantees” means individually or collectively the “Domestic Subsidiary Guarantees” and the “Company Guarantees”, each as defined in each Credit Agreement.
     “Hedge Bank” has the meaning ascribed thereto in each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.
     “L/C Borrowings” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “L/C Issuer” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “L/C Obligations” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “Letter of Credit” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “Letter of Credit Fee” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “Line Bank” has the meaning ascribed thereto in each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.

     “Loan Parties” has the meaning provided for in the Revolving Credit Agreement and the Term Loan Credit Agreement on the date hereof.
     “Notice of Event of Default” means a notice (a) by the Term Loan Administrator on behalf of Required Term Loan Lenders or (b) by the Revolving Loan Administrator on behalf of the Required Revolving Loan Lenders, in each case delivered to the Collateral Agent and certifying that an Event of Default has occurred.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Required Revolving Loan Lenders” means “Required Lenders” as that term is defined in the Revolving Credit Agreement.
     “Required Senior Lenders” means at any date of determination, Senior Lenders holding more than 50% of the sum of the Senior Lender Exposure.
     “Required Term Loan Lenders” means “Required Lenders” as that term is defined in the Term Loan Credit Agreement.
     “Revolving Credit Agreement” has the meaning ascribed thereto in the recitals hereto.
     “Revolving Loan” means a “Loan” as that term is defined in the Revolving Credit Agreement.
     “Revolving Loan Lenders” has the meaning set forth in the recitals.
     “Revolving Loan Lender Exposure” means, at any time, the sum of (a) the principal amount of Revolving Loans and Swing Line Loans, (b) L/C Obligations and (c) to the extent such Commitments are available to be drawn, the unfunded Commitments at such time.
     “Revolving Loan Obligations” means the “Obligations” as defined in the Revolving Credit Agreement.
     “Revolving Secured Parties” means the “Secured Parties” as defined in the Revolving Credit Agreement.
     “Secured Cash Management Agreements” has the meaning ascribed thereto in each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively
     “Secured Hedge Agreements” has the meaning ascribed thereto in each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.
     “Secured Lines” has the meaning ascribed thereto in each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.

     “Senior Credit Documents” means collectively the “Loan Documents” (as defined in the Revolving Credit Agreement), and the “Loan Documents” (as defined in the Term Loan Credit Agreement) any document or instrument evidencing or securing any Senior Obligations and all other documents from time to time delivered under any of such documents or in connection therewith.
     “Senior Lender Exposure” means, at any time, the sum of the Revolving Loan Lender Exposure and the Term Loan Lender Exposure at such time.
     “Senior Lenders” means the Revolving Loan Lenders and the Term Loan Lenders.
     “Senior Loans” means the “Loans” as defined in each of the Revolving Credit Agreement and the Term Loan Credit Agreement.
     “Senior Obligations” means (a) all Revolving Loan Obligations and Term Loan Obligations and (b) all sums payable by any of the Loan Parties under this Agreement or any other Senior Credit Document. The term Senior Obligations shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.
     “Senior Secured Parties” means, collectively, the Revolving Secured Parties and the Term Secured Parties.
     “Swing Line Loans” has the meaning ascribed thereto in the Revolving Credit Agreement.
     “Term Loan Credit Agreement” has the meaning ascribed thereto in the recitals hereto.
     “Term Loan Lenders” has the meaning ascribed thereto in the recitals.
     “Term Loan Lender Exposure” means, at any time, the principal amount of the Term Loans at such time.
     “Term Loan Obligations” means the “Obligations” as defined in the Term Loan Credit Agreement.
     “Term Loans” means the “Loans” as defined in the Term Loan Credit Agreement.
     “Term Secured Parties” means the “Secured Parties” as that term is defined in the Term Loan Credit Agreement.
     1.2. Other Interpretive Provisions. Clauses (a), (b) and (c) of Section 1.02 of the Revolving Credit Agreement as in effect on the date hereof shall be incorporated herein mutatis mutandis.

SECTION 2.
DISTRIBUTIONS AFTER EVENT OF DEFAULT
     2.1. Payments to Collateral Agent; Collateral Security Account. Upon and during the continuance of any Event of Default and after notice by the Required Revolving Loan Lenders or the Required Term Loan Lenders, as the case may be, to the Revolving Loan Administrator, Term Loan Administrator and the Collateral Agent, all payments made by, or on behalf of, any Loan Party to any Senior Secured Party and all payments received by a Senior Secured Party through the exercise of rights of set-off or otherwise, shall be paid to the Collateral Agent for distribution in accordance with the terms of this Agreement. All moneys which are required by this Agreement or any Collateral Document to be delivered to the Collateral Agent during the continuance of an Event of Default, or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of any Collateral or any Guarantee, whether in connection with the exercise of the remedies provided in this Agreement or any Collateral Document or otherwise, shall be deposited in an account maintained by, and under the exclusive dominion and control of, the Collateral Agent which shall be titled the “Bank of America Collateral Security Account (Kaman)” (the “Collateral Security Account”) and held by the Collateral Agent on behalf of the Senior Secured Parties as part of the Collateral and applied in accordance with the terms of this Agreement.
     2.2. Control of Collateral Security Account. All right, title and interest in and to the Collateral Security Account shall vest in the Collateral Agent, on behalf of the Senior Secured Parties, and funds on deposit in the Collateral Security Account shall constitute part of the Collateral. The Collateral Security Account shall be subject to the exclusive dominion and control of the Collateral Agent.
     2.3. Investment of Funds Deposited in Collateral Security Account. The Collateral Agent may invest and reinvest moneys on deposit in the Collateral Security Account at any time in Cash Equivalents. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Security Account as part of the Collateral.
     2.4. Application of Funds
     First, to payment of that portion of the Senior Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Co-Administrative Agents, Collateral Agent and Administrator under each of the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively, ratably among them in proportion to the respective amounts described in this clause First payable to them);
     Second, to payment of that portion of the Senior Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Senior Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Senior Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Senior Lender or the L/C Issuer) arising under the Senior Credit Documents ratably among them in proportion to the respective amounts described in this clause Second payable to them);

     Third, to payment of that portion of the Senior Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Senior Loans, L/C Borrowings and other Senior Obligations arising under the Senior Credit Documents, Secured Hedge Agreements, Secured Cash Management Agreements and Secured Lines, ratably among the Senior Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Senior Obligations constituting unpaid principal of the Senior Loans, L/C Borrowings and Senior Obligations then owing under Secured Hedge Agreements, Secured Cash Management Agreements and Secured Lines, ratably among the Senior Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks and the Line Banks in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Revolving Loan Administrator for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     Last, the balance, if any, after all of the Senior Obligations have been indefeasibly paid in full, to the Borrowers or other Loan Parties, as applicable, or as otherwise required by Law.
Subject to Section 2.03(d) of the Revolving Credit Agreement, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Senior Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Senior Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Secured Lines shall be excluded from the application described above if each Administrator and the Collateral Agent has not received written notice thereof, together with such supporting documentation as the each Administrator and the Collateral Agent may request, from the applicable Cash Management Bank, Hedge Bank or Line Bank as the case may be.
     2.5. Collateral Agent’s Calculations. In making the determinations and allocations required hereunder, the Collateral Agent may rely upon information supplied by the Revolving Loan Administrator as to the amounts payable with respect to the Revolving Loan Obligations, or upon information supplied by the Term Loan Administrator as to the amounts payable with respect to the Term Loan Obligations, and the Collateral Agent shall have no liability to any of the Senior Secured Parties for actions taken in reliance on such information. All distributions made by the Collateral Agent hereunder shall be (subject to manifest error or any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by the Revolving Loan Administrator or the Term Loan Administrator of any amounts distributed to them.

     2.6. Sharing of Payments. If, through the operation of any insolvency law or otherwise, or if the Collateral Agent’s security interest hereunder and under the Collateral Documents or rights under any Guarantee are enforced with respect to some, but not all, of the Senior Obligations then outstanding, the Collateral Agent shall nonetheless apply all payments for the benefit of the holders of all Senior Obligations in the proportions and subject to the priorities specified herein. To the extent that the Collateral Agent distributes amounts as set forth in the preceding sentence collected with respect to Senior Obligations held by one holder to or on behalf of Senior Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Senior Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such amounts.
     2.7. Notice of Event of Default.
     (a) Upon the occurrence of an Event of Default, the Revolving Loan Administrator (on behalf of the Required Revolving Loan Lenders) or the Term Loan Administrator (on behalf of the Required Term Loan Lenders) at the time of such Event of Default, shall deliver a Notice of Event of Default to the Collateral Agent. Promptly upon receipt by the Collateral Agent of a Notice of Event of Default, the Collateral Agent shall simultaneously notify the Revolving Loan Administrator or the Term Loan Administrator, as the case may be.
     (b) A Notice of Event of Default delivered by the Revolving Loan Administrator or the Term Loan Administrator shall become effective upon actual receipt thereof by the Collateral Agent. A Notice of Event of Default shall automatically be deemed to have been delivered by the Revolving Loan Administrator and the Term Loan Administrator and received by the Collateral Agent upon the occurrence of a Bankruptcy Event. A Notice of Event of Default, once effective, shall remain in effect unless and until the Collateral Agent actually receives a written notice of cancellation as provided in Section 2.7(c) below.
     (c) The Revolving Loan Administrator or the Term Loan Administrator, as the case may be, shall be entitled to cancel a Notice of Event of Default by delivering a written notice of cancellation of such Notice of Event of Default to the Collateral Agent.
SECTION 3.
VOTING ISSUES
     3.1. Exercise of Remedies Under Collateral Documents.
     (a) Until such time that this Agreement is terminated pursuant to Section 5.6, the Required Senior Lenders shall, in accordance with the terms of the Collateral Documents and the other Senior Credit Documents, have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, for exercising any power conferred on the Collateral Agent, or to direct the taking or the refraining from taking of any action, authorized by this Agreement or any Collateral Document. For the avoidance of doubt, the actions provided for under this Section 3.1(a) may not be taken by the Required Term Loan Lenders, acting alone, or the Required Revolving Loan Lenders, acting alone, unless such group also constitutes “Required Senior Lenders”.
     (b) Nothing in this Agreement shall impair the right of the Collateral Agent in its discretion to take any action which it deems proper and which is not inconsistent with the written instructions of the Required Senior Lenders.
     3.2. Modification of Collateral Documents. It shall be a condition to any amendment or modification to any Collateral Document that is executed for the benefit of both the Revolving Secured Parties and the Term Secured Parties that the requisite Revolving Loan Lender vote and the requisite Term Loan Lender vote, as applicable (if any), under the relevant provisions of each of the Revolving Credit Agreement and the Term Loan Credit Agreement be obtained.
     3.3. Release of Collateral. It shall be a condition to any release of Collateral that the requisite Revolving Loan Lender vote and the requisite Term Loan Lender vote, as applicable (if any), under the relevant provisions of each of the Revolving Credit Agreement and the Term Loan Credit Agreement be obtained.
     3.4. Modifications of Intercreditor Agreement. This Agreement may not be amended or modified except by an instrument in writing executed by (or on behalf) of the Required Revolving Lenders and the Required Term Loan Lenders, provided that:
     (a) no amendment or modification shall change Section 2.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Senior Lender;
     (b) no amendment or modification shall change any provision of this Section or any other provision of this Agreement specifying the number or percentage of Senior Lenders required to amend, waive, or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Senior Lender and the Loan Parties party hereto; and
     (c) no amendment or modification shall, unless in writing and signed by the Collateral Agent, affect the rights or duties of the Collateral Agent under this Agreement.
     3.5. Clarification of Ambiguity, Etc. Without the consent of any Senior Secured Party, the Collateral Agent and the Loan Parties, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Collateral Document, in form satisfactory to the Collateral Agent, (a) to add any provision for the benefit of the Senior Secured Parties (b) to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any property or assets as security or additional security for the Senior Obligations, or (c) to cure any ambiguity, to correct or supplement any provision herein or in any Collateral Document which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided, that any such action contemplated by this Section shall not adversely affect the interests, as determined by the Collateral Agent in good faith, of the Senior Secured Parties
SECTION 4.
CERTAIN AGREEMENTS OF THE SENIOR SECURED PARTIES
     4.1. Turnover of Collateral. If any Senior Secured Party acquires custody, control or possession of any Collateral or proceeds thereof, other than pursuant to the terms of this Agreement, such Senior Secured Party shall promptly cause such Collateral or proceeds to be delivered to, or put in the custody, possession or control of, the Collateral Agent for disposition or distribution in accordance with the provisions of this Agreement. Until such time as the provisions of the immediately preceding sentence have been complied with, such Senior Secured Party shall be deemed to hold such Collateral and amounts in trust for the Collateral Agent for the benefit of the Senior Secured Parties.
     4.2. Mutual Notice of Amendments. The Revolving Loan Administrator shall give the Term Loan Administrator prior written notice of any modification, supplement or amendment to the Revolving Credit Agreement and the Term Loan Administrator shall give prior written notice to the Revolving Loan Administrator of any modification, supplement or amendment to the Term Loan Credit Agreement.
     4.3. Assignments and Participation. Each Senior Secured Party agrees that it shall be a condition to assignment of any of its Senior Obligations that any assignee of such Senior Obligations shall agree in writing to be bound by the terms of this Agreement and to perform the obligations of a Senior Secured Party hereunder.
SECTION 5.
MISCELLANEOUS
     5.1. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any Loan Party, the Collateral Agent, or any Senior Secured Party shall be given as provided in the Revolving Credit Agreement and the Term Loan Credit Agreement, respectively.
     5.2. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     5.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Senior Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral or any Guaranty.
     5.4. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     5.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     5.6. Termination. This Agreement shall terminate upon the earliest to occur of (a) the date on which the Revolving Loan Obligations (excluding any Obligations with respect to any Secured Cash Management Agreement, Secured Hedge Agreement or Secured Line) have been paid in full and the Commitments have been terminated and (b) the date the Term Loan Obligations (excluding any Obligations with respect to any Secured Cash Management Agreement, Secured Hedge Agreement or Secured Line) have been paid in full.
     5.7. Relationship with Senior Credit Documents. In the event of any inconsistency between this Agreement and any Collateral Document or Senior Credit Document, the provisions of this Agreement shall prevail.
[Signature Pages follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BANK OF AMERICA, N.A., as Administrator for
the Revolving Loan Lenders

By:	/s/ Jeffrey J. McLaughlin
Name: Jeffrey J. McLaughlin
Title: SVP

BANK OF AMERICA, N.A., as Administrator for
the Term Loan Lenders

By:	/s/ Jeffrey J. McLaughlin
Name: Jeffrey J. McLaughlin
Title: SVP

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Jeffrey J. McLaughlin
Name: Jeffrey J. McLaughlin
Title: SVP
Signature Page to Intercreditor Agreement

ACKNOWLEDGED AND AGREED TO
AS OF THE DATE FIRST SET FORTH ABOVE:
KAMAN CORPORATION
KAMAN AEROSPACE GROUP, INC.
KAMATICS CORPORATION
KAMAN PRECISION PRODUCTS, INC.
KAMAN AEROSPACE CORPORATION
KAMAN AEROSTRUCTURES GROUP — WICHITA, INC.
KAMAN AEROSTRUCTURES — WICHITA, INC.
KAMAN INDUSTRIAL TECHNOLOGIES CORPORATION
KAMAN X CORPORATION
K-MAX CORPORATION

By:	/s/ Robert D. Starr Name: Robert D. Starr
Title: Vice President & Treasurer, Kaman Corporation

By:	/s/ Candace A. Clark Name: Candace A. Clark
Title: Secretary, each Kaman Subsidiary
Signature Page to Intercreditor Agreement